SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (the "Agreement") is dated as of July 3, 2018 among Anthony B. Escobar (“Escobar” or "Seller") maintaining an address of 9258 S. Prosperity Road, and HY (HK) Financial Investments Co. Ltd., maintaining an address at Unit 906, 9/F, Shui On Centre, 6-8 Harbour Road, Wanchai, Hong Kong (the "Purchaser").  Seller and Purchaser may be referred to herein collectively as “Parties”).

WHEREAS, Escobar is the owner of 94.03% of Trafalgar Resources, Inc. (“Trafalgar” or the “Company”); and

WHEREAS, Seller presently is the holder of 4,937,500 shares of common stock (the “Shares” or “Common Stock”) of Trafalgar; and

WHEREAS, the Shares are represented by stock certificate No. 6016 (the “Certificates”) issued by the Company; and

WHEREAS, the Purchaser desires to purchase the Shares from the Seller, and the Seller desires to sell the Shares to the Purchaser on the terms set forth in this Agreement; and

WHEREAS, the Parties will use an Escrow Agent to close the transaction; the Escrow Agent is Matthew McMurdo, Law Offices of Matthew McMurdo, New York, New York; and

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Seller and the Purchaser agree as follows:

ARTICLE I

PURCHASE AND SALE

1.

Purchase Price; Closing

(a)

The Purchase Price.

Subject to the terms and conditions set forth in this Agreement, the Seller shall sell to the Purchaser and the Purchaser shall purchase from the Seller the Shares for an aggregate purchase price of $410,000.00 (Four Hundred Ten Thousand Dollars) (the “Purchase Price”).  The Parties acknowledge that the Purchaser deposited $50,000.00 with Escrow Agent on or around June 5, 2018.

(b)

Conditions to Close; Escrow.

(i) All parties will be entitled to a reasonable due diligence period through July 3, 2018.     Any party may terminate negotiations prior to the Closing, including any extensions.  On or prior to July 3, 2018, the Purchaser shall deposit with Escrow Agent, the balance of THREE HUNDRED and SIXTY THOUSAND dollars (US$360,000.00). Unless notified of Purchaser’s intention to not proceed with the share purchase, on or before July 3, 2018, the initial fifty thousand-dollar ($50,000) deposit shall be non-refundable. If Purchaser notifies Seller on or prior to July 3, 2018 of Purchaser’s intent not to proceed with the purchase of the Shares, the Escrow Agent shall return the entire deposit to Purchaser.  If the Closing shall not occur, neither party shall divulge any information or confidential data received by it, except to the extent required to so disclose the same by law and except for information already publicly available.

Share Purchase Agreement Trafalgar Resources, Inc.

(ii) Upon Escrow Agent’s receipt of the total purchase price of US$410,000 along with a fully executed stock purchase agreement and pursuant to the terms of the stock purchase agreement and escrow agreement, Seller shall deposit into escrow, pursuant to the terms of the Escrow Agreement (hereinafter, the “Seller Deliverables”):

a.

Stock Certificates Representing 5,000,000 common shares of TFLG (with medallion guarantees, notarization and/or other similar certification which is acceptable to the Company’s Transfer Agent)(the “Stock Documents”); and

b.

The Corporate Books and Records of the Company (which shall include all accounting records of the company in electronic form); and

c.

The resignation of all of the Company’s officers and directors, and, the appointment of Purchaser’s designee(s) as officers and directors of the Company, subject to the completion of the necessary Securities and Exchange Commission filings, including a Schedule 14f-1 and the Closing of this Agreement.

(c)

The Closing.   The Closing shall occur on July 10, 2018.  At the Closing, Escrow Agent shall deliver the following:

(i)

to the Seller: the Purchase Price in United States dollars in immediately available funds by wire transfer;

(ii)

to the Purchaser: the Seller Deliverables

(d)

Termination.  If this Agreement does not close by July 10, 2018, this Agreement shall terminated and be of no further force or effect, except the US$50,000 non-refundable portion of the deposit shall be transferred to Seller; provided that if the Closing does not occur because Seller did not deliver Seller Deliverables, then the entire Purchase Price shall be returned to the Purchaser.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1

Representations and Warranties of the Seller.  Seller is selling approximately 94%percent of the outstanding common shares of the Company.  Seller serves as an executive officer of the Company.  For these reasons, Seller shall make certain representations about Seller and also about the Company.  The Seller, jointly and severally, hereby makes the following representations and warranties to the Purchaser:

(a)

The Seller has full power and authority to enter into this Agreement and to consummate the Agreement.  This Agreement has been authorized and approved by the Company’s Board of Directors.  This Agreement has been duly and validly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors’ rights generally, and by legal and equitable limitations on the availability of specific remedies.

(b)

The Company is a Utah corporation duly organized, validly existing, and in good standing under the laws of that state, has all necessary corporate powers to own properties and carry on a

Share Purchase Agreement Trafalgar Resources, Inc.

business, and is duly qualified to do business and is in good standing in the State of Utah, and elsewhere (if required). All actions taken by the incorporators, directors and/or stockholders of the Company have been valid and in accordance with the laws of the state of Utah.

(c)

The authorized capital stock of the Company consists of 100,000,000 shares of common stock, $0.001 par value, of which 5,251,309 Shares are validly issued, fully paid and non-assessable and outstanding.  The Company has zero preferred shares authorized, and none issued and outstanding.  All Shares held by Seller are fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement.  At the Closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating the Company to issue or to transfer from treasury any additional shares of its capital stock.

None of the outstanding Shares are subject to any stock restriction agreements, other than under federal or state security laws, or the beneficiary of any agreement requiring the Company to register shares under the Securities Act of 1933, as amended (the “Securities Act”).  There are approximately 229 stockholders of record of the Company plus shares in street name, if any.  All of such stockholders have valid title to the shares and acquired their shares in a lawful transaction and in accordance with Utah corporate law, the Securities Act and applicable state securities laws based upon of their respective states of residence.  There have been no share issuances for in excess of four years.

(d)

The execution, delivery and performance by the Seller of this Agreement and consummation by the Seller of the Agreement do not and will not: (i) violate the organizational documents of the Seller, (ii) violate any decree or judgment of any court or other governmental authority applicable to or binding on the Seller; (iii) violate any provision of any federal or state statute, rule or regulation which is applicable to the Seller; or (iv) violate any contract to which the Seller or any of its assets or properties are bound, or conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Seller is a party.  No consent or approval of, or filing with, any governmental authority or other person not a party hereto is required for the execution, delivery and performance by the Seller of this Agreement or the consummation of the Agreement.

(e)

The Seller (i) is a sophisticated person with respect to the sale of the Shares; and (ii) has independently and without reliance upon the Purchaser, and based on such information as the Seller has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that the Seller has relied upon the Purchaser’s express representations, warranties and covenants in this Agreement.  The Seller acknowledges that the Purchaser has not given the Seller any investment advice, credit information or opinion on whether the sale of the Shares is prudent.

(f)

The Seller has taken no action that would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby: other than:______NONE_______________

(g)

The Company has filed (including within any additional time periods provided by Rule 12b-25 under the Securities Exchange Act) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Section 12(g) of the Exchange Act through the period of March 31, 2018. All filings, all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein, all amendments thereto and all schedules and exhibits thereto and to any such amendments being hereinafter referred to collectively, as the “SEC Documents”). Through March 31, 2018 all of the SEC Documents

Share Purchase Agreement Trafalgar Resources, Inc.

are available on the SEC’s EDGAR system.  To the best of knowledge of the Sellers, as of their respective filing or effective dates, as applicable, the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents and the Securities Act and the rules and regulations promulgated thereunder. As of their respective filing and effective dates, as applicable, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Seller will provide financial information and tables to the Purchaser as of March 31, 2018 so that the Purchaser may prepare the next filing required under the Securities Exchange Act, for the period ending June 30, 2018.   The Seller agree to provide reasonable assistance, without further cost to the Seller in the preparation of the 10-Q for the period of June 30, 2018.

(h)

No proceedings relating to the Shares are pending or, to the knowledge of the Seller, threatened before any court, arbitrator or administrative or governmental body that would adversely affect the Seller’s right to transfer the Shares to the Purchaser.

(i)

Promissory Notes.  Prior to closing of this Agreement, the Company and/or Seller has cancelled, re-paid or otherwise satisfied certain Promissory Notes issued by the Company.  These Promissory Notes are listed on Schedule A attached and incorporated into this Agreement.  Seller further represents that the Company has not entered into any other promissory notes with any individual or entity other than the Promissory Notes listed on Schedule A.

(j)

Tax Returns.

The Company has filed all state and federal tax returns required to be filed by it through the date hereof in the United States.  As of Closing, there shall be no taxes of any kind due or owing for the years of 2017 and before.

(k)

Employment Matters.  Seller represents that the Company (i) has no employees; (ii) has not entered into any employment contracts with any person; and (iii) has not created or issued any employee benefits including but not limited to stock options or bonuses.

(l)

Litigation.  To the best knowledge of Seller (i) that there is no criminal, civil, or administrative action, suit, arbitration, demand, claim, hearing, proceeding, or investigation pending or threatened against the Company or Sellers in their capacity serving the Company; and (ii) the Company is not currently subject to any judgment, order, writ, injunction, decree or award issued by a Court or governmental entity.

(m)

Contracts.  Except for the promissory notes listed on the Company’s most recent financial statements, the Company has not entered or subject to any material contracts and Seller further represents that, as of the date of Closing the Company shall have any further obligation under any promissory note, agreement or contract other than the following: _____None____________.

(n)

Transition.  Seller represents that since March 31, 2018, the date of the Company’s most recent financial statements, the Company has not entered into any material contracts (including employments contracts) and has not engaged in any corporate action or exercise, including but not limited to declaring dividends or distributions or issuing additional stock or stock derivatives.

(o)

No Outstanding Warrants.  Seller represents that upon execution of this Agreement, the Company shall have no issued and outstanding warrants to purchase stock of the Company.  Seller

Share Purchase Agreement Trafalgar Resources, Inc.

represents that it will not call, or otherwise force an exercise of, outstanding warrants, or issue shares of the Company to fulfill this covenant.

(p)

Title.

The Seller has good and marketable title to all of the Shares being sold by Seller to the Purchaser pursuant to this Agreement, and upon payment of the Purchase Price therefore, Purchaser will receive good and marketable title to the Shares subject only to such liens thereon as may be created by Purchaser.  The Shares will be, at the Closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind, except for restrictions on transfer imposed by federal and state securities laws.  None of the Shares are or will be subject to any voting trust or agreement.  No person holds or has the right to receive any proxy or similar instrument with respect to such Shares.  Except as provided in this Agreement, the Sellers are not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the Shares. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the purchase of the Shares by Purchaser (and/or assigns) impair, restrict or delay voting rights with respect to the Shares.

(q)

No Liabilities.  As of the Closing, the Company will have no liabilities (contingent or otherwise).   For purposes of clarity, Seller represents and warrants the Company shall not, as of the Closing, have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise that will not be paid by Sellers, cancelled or forgiven at the Closing (unless agreed to by the Parties in writing).

(r)

Indemnification.  The representations in this Article II shall survive the Closing for a period of twelve months.  From and after the Closing, Seller shall indemnify and hold harmless Purchaser , and affiliate, and any assignee and their respective officers and directors from and against any and all demands, claims, actions or causes of actions, assessments, losses, damages, liabilities, costs and expenses, including interest and reasonable attorneys’ fees and expenses, resulting from, or arising out of, of incurred in connection with (i) any failure of any representations or warranty made by Seller to be true and correct or (ii) any non-fulfillment, violation, or breach of any representation made by Seller in this Article II.

(s)

Officer’s Certificate.  An officer of the Company shall execute an Officer’s Certificate certifying the accuracy and completeness of the representations herein as well as the accuracy and completeness of the Company’s response to the due diligence requests of Purchaser prior to execution.  The form of Officer’s Certificate is attached, and incorporated herein, as Schedule B.

2.2

Representations and Warranties of the Purchaser.  Each Purchaser, for itself only, hereby represents, warrants and agrees as of the date hereof:

(a)

Such Purchaser has full power and authority to enter into this Agreement and to consummate the Agreement.  This Agreement has been duly and validly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies.

(b)

The execution, delivery and performance by such Purchaser of this Agreement and consummation by such Purchaser of the Agreement do not and will not: (i) violate any decree or judgment of any court or other governmental authority applicable to or binding on such Purchaser; (ii) violate any provision of any federal or state statute, rule or regulation which is, to such Purchaser’s knowledge, applicable to the Purchaser; or (iii) violate any contract to which such Purchaser is a party or by which such Purchaser or any of its respective assets or properties are bound.  No consent or approval

Share Purchase Agreement Trafalgar Resources, Inc.

of, or filing with, any governmental authority or other person not a party hereto is required for the execution, delivery and performance by such Purchaser of this Agreement or the consummation of the Agreement.

(c)

Securities Representations.   Purchaser understands and agrees that the consummation of this Agreement including the sale of shares of Common Stock as contemplated hereby, constitutes the offer and sale of securities under the Securities Act.  Purchaser agrees that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, among other items, on the circumstances under which such securities are acquired.     Purchaser understands that the shares of Common Stock have not been registered under the Securities Act and must be held indefinitely without any transfer, sale, or other disposition unless such shares are subsequently registered under the Securities Act or registration is not required under the Securities Act in reliance on an available exemption.  The shares of Common Stock to be acquired by the Purchaser under the terms of this Agreement will be acquired for the Purchaser’s own account, for investment, and not with the present intention of resale or distribution of all or any part of the securities.  Purchaser agrees that he will refrain from transferring or otherwise disposing of any of the shares, or any interest therein, in such manner as to violate the Securities Act or any applicable state securities law regulating the disposition thereof.  Purchaser is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act and has adequate means for providing for his current needs and possible personal contingencies and has no need now and anticipates no need in the foreseeable future to sell the shares of Common Stock which Purchaser is purchasing hereby.  Purchaser understands that the shares of Common Stock being sold pursuant to this Agreement are being offered and sold in reliance on specific exemptions from the registration requirements of Federal and state securities laws and that the Sellers are relying upon the truth and accuracy of Purchaser’s representations, warranties, agreements, and understandings set forth herein to determine Purchaser’s suitability to acquire the shares of Common Stock.

(d)

Disclosure Information.  Purchaser has received all the information Purchaser considers necessary or appropriate for deciding whether or not to purchase the shares of Common Stock.  Purchaser further represents that he has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the shares of Common Stock, the Company, its financial information or business.  The foregoing, however, does not limit or modify the representations and warranties of the Sellers in Article 2 of this Agreement or the right of Purchaser to rely thereon.

(e)

Investment Experience.   Purchaser is an investor in securities of companies in the development stage and acknowledges that he is able to fend for himself, can bar the economic risk of his investment and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in the shares of Common Stock.

(f)

Acknowledgment.   Purchaser acknowledges that the Company is a development stage corporation with a limited history of operations, that its operations are subject to the risks inherent in the establishment of a new business enterprise, and that there can be no assurance that the Company will ever achieve profitability or that, if achieved, such profitability could be sustained.  Purchaser further acknowledges that an investment in the shares of Common Stock involves substantial risk.

(g)

Knowledge of the Company.  Purchaser is aware, through his own extensive due diligence of all material information respecting the past, present and proposed business operations of the Company, including, but not limited to, its technology, its management, its financial position, or otherwise; understands that there is no “established trading market” for the Common Stock, that the Company is uncertain, at this time, whether there’re will be any future “established trading market” for the Common Stock; and that the purchase price being paid for the Common Stock bears no relationship to assets, book value or other established criteria of value.  Purchaser has conducted his own investigation of the risks and

Share Purchase Agreement Trafalgar Resources, Inc.

merits of an investment in the Company, and to the extent desired, including, but not limited to a review of the Company’s books and records, financial and Purchaser has had the opportunity to discuss this documentation with the directors and executive officers of the Company; to ask questions of these directors and executive officers; and that to the extent requested, all such questions have been answered to his satisfaction.

(h)

Purchase of Shares of Common Stock.  The Seller and Purchaser agree and understand that the consummation of this Agreement including the sale of the shares of Common Stock to Purchaser as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes.  The Sellers and Purchaser agree such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, among other items, on the circumstances under which such securities are acquired.

(i)

Purchaser acknowledges that neither the SEC nor the securities commission of any state or other federal agency has made any determination as to the merits of acquiring the shares of Common Stock, and that this transaction involves certain risks.

(j)

Purchaser has received and read the Agreement and understand the risks related to the consummation of the transactions herein contemplated.

(k)

Purchaser has such knowledge and experience in business and financial matters that he is capable of evaluating each business.

(l)

Purchaser has been provided with copies of all materials and information requested by Purchaser or their representatives, including any information requested to verify any information furnished (to the extent such information is available or can be obtained without unreasonable effort or expense), and the parties have been provided the opportunity for direct communication regarding the transactions contemplated hereby.

(m)

All information which Purchaser has provided to the Sellers or their representatives concerning their suitability and intent to hold shares in Common Stock following the transactions contemplated hereby is complete, accurate, and correct.

(n)

Purchaser has not offered or sold any securities of the Company or interest in this Agreement and has no present intention of dividing the shares of Common Stock to be received or the rights under this Agreement with others or of reselling or otherwise disposing of any portion of such stock or rights, either currently or after the passage of a fixed or determinable period of time or on the occurrence or nonoccurrence of any predetermined event or circumstance.

(o)

Purchaser understand that the shares of Common Stock has not been registered, but is being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions not involving any public offering and that any disposition of the subject shares of Common Stock may, under certain circumstances, be inconsistent with this exemption and may make Purchaser  an “underwriter,” within the meaning of the Securities Act.  It is understood that the definition of “underwriter” focuses upon the concept of “distribution” and that any subsequent disposition of the subject shares of Common Stock can only be effected in transactions which are not considered distributions.  Generally, the term "distribution" is considered synonymous with “public offering” or any other offer or sale involving general solicitation or general advertising.  Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their

Share Purchase Agreement Trafalgar Resources, Inc.

investment, and a limitation on the number of securities which the stockholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets.  These criteria are set forth specifically in rule 144 promulgated under the Securities Act.

(p)

Purchaser acknowledges that the shares of Common Stock must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  The Company is not under any obligation to register the shares of Common Stock under the Securities Act, except as set forth in this Agreement.  The Company is not under any obligation to make rule 144 available, except as may be expressly agreed to by it in writing in this Agreement, and in the event rule 144 is not available, or some other disclosure exemption may be required before Purchaser can sell, transfer, or otherwise dispose of such shares of Common Stock without registration under the Securities Act.  The Company’s registrar and transfer agent will maintain a stop transfer order against the registration or transfer of the shares of Common Stock, and the certificates representing the shares of Common  Stock will bear a legend in substantially the following form so restricting the sale of such securities:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

(q)

The Company may refuse to register further transfers or resales of the shares of Common Stock in the absence of compliance with rule 144 unless the Purchaser furnish the Company with a “no-action” or interpretive letter from the SEC or an opinion of counsel reasonably acceptable to the Company stating that the transfer is proper.  Further, unless such letter or opinion states that the shares of Common Stock are free of any restrictions under the Securities Act, the Company may refuse to transfer the securities to any transferee who does not furnish in writing to the Company the same representations and agree to the same conditions with respect to such shares of Common Stock as set forth herein.  The Company may also refuse to transfer the shares of Common Stock if any circumstances are present reasonably indicating that the transferee's representations are not accurate.

(r)

In connection with the transaction contemplated by this Agreement, the Sellers and Purchaser shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where Purchaser reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

(s)

The Sellers and Purchaser acknowledge that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

(t)

Patriot Act

(a)

Neither the Purchaser nor any of its affiliates or stockholders is in violation of any legal requirements relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the

Share Purchase Agreement Trafalgar Resources, Inc.

“Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (the “Patriot Act”).

(b)

Neither the Purchaser, nor, to the Purchaser’s Knowledge, any affiliate, stockholder or broker or other agent of the Purchaser acting or benefiting in any capacity in connection with this Agreement is any of the following:

(1)

a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(2)

a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(3)

a person with which any party is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(4)

a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(5)

a person that is named as a “specially designated national and blocked person” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list.

(c)

Neither the Purchaser, nor, to the Purchaser’s Knowledge, any affiliate or stockholders or broker or other agent of the Purchaser acting in any capacity in connection with this Agreement (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in Section 3.03(b), (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(u)

“Shell Company”.  Purchaser acknowledge that the Company is a development stage corporation with a limited history of operations and considered a “Shell” company under Rule 144 and subject under such rule to additional limitations on the ability to sell any Shares received under the Agreement including such shares will not be available for resell until one year after the filing of “Form 10” information with the SEC or the filing of a registration statement covering such Shares as such the receipt of the Shares are subject to not only the risks inherent in the establishment of a new business enterprise but to additional liquidity issues and an investment in the shares of Common Stock involves substantial risk.

ARTICLE III

MISCELLANEOUS

3.1

Entire Agreement.  The Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

3.2

Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Seller and the

Share Purchase Agreement Trafalgar Resources, Inc.

Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

3.3

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  Neither party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

3.4

No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

3.5

Governing Law; Attorney’s Fees.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Utah, without regard to the principles of conflicts of law thereof and all subject matter and in persona jurisdiction shall be the state courts of Utah and as such Purchaser and Seller irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Utah and of the United States of America located in Utah for any actions, suits or proceedings arising out of or relating to this Agreement and Purchaser and Seller agree not to commence any action, suite or proceedings relating thereto except in such courts.  Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of the documents contemplated herein, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

3.6

Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing.

3.7

Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by electronic or facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such electronic facsimile signature page were an original thereof.

3.8

Severability.  In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

3.9

Mutual Cooperation.

The Parties shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

Share Purchase Agreement Trafalgar Resources, Inc.

3.10  Notices.

All notices, requests, demands, and other communications under this Agreement shall be in writing, shall be (a) sent by personal delivery or recognized overnight courier; (b) effective upon receipt; and (c) transmitted to the Parties at the following addresses:

If to the Sellers:

Anthony B. Escobar

9258 S. Prosperity Road

West Jordan, Utah 84081

If to the Purchaser:

Conn Flanigan

NewRev General Counsel, LLC

8547 E. Arapahoe Road #J453

Greenwood Village, CO  80112

Phone:  (303) 953-4245

Email: Conn.Flanigan@NewRevGC.com

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Share Purchase Agreement Trafalgar Resources, Inc.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ANTHONY B. ESCOBAR /s/ Anthony B. Escobar	HY (HK) FINANCIAL INVESTMENTS CO., LTD _/s/Kong Xaio Jun________________________ By: (Print Name):__Kong Xaio Jun __________ Position:_Chief Executive Officer____________

Share Purchase Agreement Trafalgar Resources, Inc.

SCHEDULE A

LIST OF PROMISSORY NOTED ISSUED BY THE COMPANY

Date	Amount	Identified in SEC filings as	Issued To
Feb. 12, 2004	$10,039.00		Anthony Escobar
Feb. 27, 2007	$10,000.00	Note 1	Anthony Escobar
Feb. 29, 2008	$10,000.00	Note 2	Anthony Escobar
Jan 15, 2009	$20,000.00	Note 3	Anthony Escobar
May 7, 2010	$10,000.00	Note 4	Anthony Escobar
Feb. 25, 2011	$20,000.00	Note 5	Anthony Escobar
Feb. 3, 2012	$20,000.00	Note 6	Anthony Escobar
March 1, 2013	$20,000.00	Note 7	Anthony Escobar
Feb. 3, 2014	$20,000.00	Note 8	Anthony Escobar
Dec. 12, 2014	$30,000.00	Note 9	Anthony Escobar
Jan. 5, 2016	$30,000.00	Note 10	Anthony Escobar
Dec. 27, 2016	$30,000.00	Note 11	Anthony Escobar
March 9, 2018	$20,000.00	Note 12	Anthony Escobar

Share Purchase Agreement Trafalgar Resources, Inc.

SCHEDULE B

FORM OF OFFICER’S CERTIFICATE

Trafalgar Resources, Inc.

Secretary’s Certificate

I, Anthony B. Escobar, am the Chief Executive Officer of Trafalgar Resources, Inc., a Utah corporation (the “Company”) and have served in this capacity since __________.  On or about July 3, 2018, I executed a Share Purchase Agreement (the “SPA”) with HY (HK) Financial Investments Co., Ltd..  In my capacity as Chief Executive Officer of the Company, I make the following representations:

1.

 The Company provided complete and accurate records and information to HY (HK) Financial Investments Co., Ltd in response to HY (HK) Financial Investments Co., Ltd.’s due diligence requests for information prior to execution of the Share Purchase Agreement.

2.

The Company has made all necessary tax filings under state and federal law and the Company has no outstanding tax liabilities as of July 10, 2018.

3.

The Company is not a party to any litigation and there is no threatened or pending litigation.

4.

All representations and warranties made by myself and the Company in the Stock Purchase Agreement are accurate, including but not limited to Section 2.1, and its subsections.

July 13, 2018

/s/ Anthony B. Escobar

Date

Anthony B. Escobar

Chief Executive Officer

Share Purchase Agreement Trafalgar Resources, Inc.